Oppenheimer California Tax-Exempt Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution          Amount From       Amount From             Reinvestment
Reinvestment          Investment        Long or                 Price
                                              Short-Term
                                              Capital Gains

Class A Shares
  12/30/88                   0.0857557        0.0000                  9.580
  01/27/89                   0.0545000        0.0000                  9.690
  02/24/89                   0.0545000        0.0000                  9.550
  03/23/89                   0.0545000        0.0000                  9.450
  04/21/89                   0.0545000        0.0000                  9.600
  05/19/89                   0.0545000        0.0000                  9.790
  06/16/89                   0.0545000        0.0000                  9.840
  07/14/89                   0.0545000        0.0000                  9.920
  08/11/89                   0.0545000        0.0000                  9.840
  09/08/89                   0.0545000        0.0000                  9.800
  10/06/89                   0.0545000        0.0000                  9.810
  11/03/89                   0.0545000        0.0000                  9.800
  12/01/89                   0.0545000        0.0000                  9.940
  12/29/89                   0.0420000        0.0190                  9.940
  01/26/90                   0.0545000        0.0000                  9.730
  02/23/90                   0.0522000        0.0000                  9.790
  03/23/90                   0.0522000        0.0000                  9.800
  04/20/90                   0.0522000        0.0000                  9.710
  05/18/90                   0.0522000        0.0000                  9.750
  06/15/90                   0.0522000        0.0000                  9.820
  07/13/90                   0.0522000        0.0000                  9.860
  08/10/90                   0.0522000        0.0000                  9.800
  09/07/90                   0.0522000        0.0000                  9.650
  10/05/90                   0.0522000        0.0000                  9.600
  11/02/90                   0.0559286        0.0000                  9.780
  11/30/90                   0.0520778        0.0000                  9.860
  12/28/90                   0.0505008        0.0000                  9.850
  01/25/91                   0.0505000        0.0000                  9.860
  02/22/91                   0.0505000        0.0000                  9.920
  03/22/91                   0.0505000        0.0000                  9.840
  04/19/91                   0.0505000        0.0000                  9.910
  05/17/91                   0.0505000        0.0000                  9.920
  06/14/91                   0.0505008        0.0000                  9.820
  07/12/91                   0.0505008        0.0000                  9.930
  08/09/91                   0.0505000        0.0000                 10.020
  09/06/91                   0.0505000        0.0000                 10.050
  10/04/91                   0.0505000        0.0000                 10.140
  11/01/91                   0.0505000        0.0000                 10.150
  11/29/91                   0.0504388        0.0000                 10.070
  12/27/91                   0.0145400        0.0574                 10.190
  01/24/92                   0.0498000        0.0000                 10.190
  02/21/92                   0.0498000        0.0000                 10.060
  03/20/92                   0.0498000        0.0000                 10.050
  04/16/92                   0.0498000        0.0000                 10.160
  05/15/92                   0.0498000        0.0000                 10.160
  06/12/92                   0.0498000        0.0000                 10.200
  07/10/92                   0.0498000        0.0000                 10.440
  08/07/92                   0.0498000        0.0000                 10.530
  09/04/92                   0.0061778        0.0740                 10.400
  10/02/92                   0.0480222        0.0000                 10.330
  10/30/92                   0.0498000        0.0000                 10.120
  11/27/92                   0.0498000        0.0000                 10.300
  12/24/92                   0.0498008        0.0088                 10.350
  01/22/93                   0.0498008        0.0000                 10.390
  02/19/93                   0.0498008        0.0000                 10.610
  03/19/93                   0.0498008        0.0000                 10.730
  04/16/93                   0.0498008        0.0000                 10.710
  05/14/93                   0.0498008        0.0000                 10.720
  06/10/93                   0.0541000        0.0000                 10.720
  07/09/93                   0.0541000        0.0000                 10.840
  08/10/93                   0.0541000        0.0000                 10.840
  09/10/93                   0.0541000        0.0000                 11.080
  10/08/93                   0.0541000        0.0000                 11.090
  11/10/93                   0.0520800        0.0000                 10.900
  12/10/93                   0.0504000        0.0721                 10.940
  01/10/94                   0.0504000        0.0000                 10.970
  02/10/94                   0504000          0.0000                 10.950
  03/10/94                   0.0504000        0.0000                 10.410
  04/08/94                   0.0504000        0.0000                 10.060
  05/10/94                   0.0504000        0.0000                 10.000
  06/10/94                   0.0504000        0.0000                 10.270
  07/08/94                   0.0504000        0.0000                 9.980
  08/10/94                   0.0504000        0.0000                 10.070
  09/09/94                   0.0504000        0.0000                 10.030
  10/10/94                  0.0504000         0.0000                 9.770
  11/10/94                  0.0504000         0.0000                 9.310
  12/09/94                   0.0504000        0.0000                 9.320


Class B Share
  05/14/93                   0.0185529        0.0000                 10.720
  06/10/93                   0.0453813        0.0000                 10.730
  07/09/93                   0.0437429        0.0000                 10.850
  08/10/93                   0.0459302        0.0000                 10.850
  09/10/93                   0.0458056        0.0000                 11.090
  10/08/93                   0.0470754        0.0000                 11.100
  11/10/93                   0.0441107        0.0000                 10.910
  12/10/93                   0.0424506        0.0721                  10.950
  01/10/94                   0.0433856        0.0000                 10.970
  02/10/94                   0.0430518        0.0000                  10.960
  03/10/94                   0.0437232        0.0000                  10.420
  04/08/94                   0.0430415        0.0000                 10.070
  05/10/94                   0.0437753        0.0000                 10.010
  06/10/94                   0.0430383        0.0000                 10.280
  07/08/94                   0.0443040        0.0000                  9.990
  08/10/94                   0.0437390        0.0000                 10.080
  09/09/94                   0.0435645        0.0000                 10.040
  10/10/94                   0.0443283        0.0000                  9.770
  11/10/94                   0.0441458        0.0000                  9.310
  12/09/94                   0.0443163        0.0000                  9.320


1. Average Annual Total Returns for the Periods Ended 12/31/94:

   The formula for calculating average annual total return is as follows:

          1                    ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years              P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

  One Year                      Five Year

  $  871.66 1                  $1,261.37 .2
 (---------)  - 1 = -12.83%    (---------)   - 1 =  4.75%
   $1,000                        $1,000

  Inception

  $1,427.95 .1622
 (---------)  - 1 =   5.95%
   $1,000

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the second year:

  One Year                      Inception

  $  863.10 1                  $  931.18 .6000
 (---------)  - 1 = -13.69%    (---------)   - 1 = -4.19%
   $1,000                        $1,000


1. Average Annual Total Returns for the Periods Ended 12/31/94 (Continued):

Examples at NAV:

Class A Shares

  One Year                      Five Year

  $  915.12 1                  $1,324.27 .2
 (---------)  - 1 =  -8.49%    (---------)   - 1 =  5.78%
   $1,000                        $1,000

  Inception

  $1,499.16 .1622
 (---------)   - 1 =  6.79%
   $1,000


Class B Shares

  One Year                      Inception

  $  906.09 1                  $ 966.44 .6000
 (---------)  - 1 =  -9.39%    (---------)   - 1 = -2.03%
   $1,000                        $1,000



2.  Cumulative Total Returns for the Periods Ended 12/31/94:

    The formula for calculating cumulative total return is as follows:

       (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

    One Year                             Five Year

    $  871.66 - $1,000                   $1,261.37 - $1,000
    ------------------  = -12.83%        ------------------  = 26.14%
        $1,000                                $1,000

    Inception

    $1,427.95 - $1,000
    ------------------  =  42.79%
        $1,000


2.  Cumulative Total Returns for the Periods Ended 12/31/94 (Continued):

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the second year:

    One Year                             Inception

    $  863.10 - $1,000                   $  931.18 - $1,000
    ------------------  = -13.69%        ------------------  = -6.88%
        $1,000                                $1,000



Examples at NAV:

Class A Shares

    One Year                             Five Year

    $  915.12 - $1,000                   $1,324.27 - $1,000
    ------------------  =  -8.49%        ------------------  =  32.43%
          $1,000                                $1,000

    Inception

    $1,499.16 - $1,000
    ------------------  =  49.92%
          $1,000


Class B Shares

    One Year                             Inception

    $  906.09 - $1,000                   $  966.44 - $1,000
    ------------------  =  -9.39%        ------------------  =  -3.36%
        $1,000                                $1,000

3.  Standardized Yield for the 30-Day Period Ended 12/31/94:

The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                             a - b          6
               Yield =  2 { (--------  +  1 )  -  1 }
                            cd or ce

       The symbols above represent the following factors:

         a = Dividends and interest earned during the 30-day period.
         b = Expenses accrued for the period (net of any expense
              reimbursements).
         c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends. d = The Fund's maximum offering price (including sales charge)
              per share on the last day of the period.
         e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.



Class A Shares

Example, assuming a maximum sales charge of 4.75%:

             $1,288,752.81 - $176,147.24     6
          2{(--------------------------- +  1)  - 1}  =  5.74%
                23,720,760  x  $ 9.92


Class B Shares

Example at NAV:

             $ 113,501.65 - $ 27,622.97       6
          2{(---------------------------  +  1)  - 1}  = 5.28%
                 2,089,403  x  $ 9.44

4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 12/31/94:

    The Fund's dividend yields are calculated using the following formula:

            Dividend Yield   =  { (a / 30) x 365 } / b or c

    The symbols above represent the following factors:

       a = The accrual dividend earned during the period.
       b = The Fund's maximum offering price (including sales charge)
           per share on the last day of the period.
       c = The Fund's net asset value (excluding sales charge) per share on the last day of the period.

Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering              $.0514840/30 x 365
                                   ------------------  = 6.31%
                                          $ 9.92

  Dividend Yield
  at Net Asset Value               $.0514840/30 x 365
                                   ------------------  =  6.63%
                                          $ 9.45

Class B Shares

  Dividend Yield
  at Net Asset Value               $.0454583/30 x 365
                                   ------------------  =  5.86%



4. TAX-EQUIVALENT YIELDS FOR THE 30-DAY PERIOD ENDED 12/31/94:

   The Fund's tax-equivalent yields are calculated using the following formula:

            a
         -----  +  b  =  Tax-Equivalent Yield
         1 - c

   The symbols above represent the following factors:

   a = 30-day SEC yield of tax-exempt security positions in the portfolio. b = 30-day SEC yield of taxable security positions in the portfolio.
   c = Combined stated tax rate (e.g., federal and state income tax rates for an individual in the 39.6% federal tax bracket filing singly).


       Examples:

  Class A Shares

                          .0574
                       -----------  +  0  = 10.68%
                       1  -  .4624


  Class B Shares

                          .0528
                       -----------  +  0  =  9.82%
                       1  -  .4624



Combined Stated Tax Rate Formula

            1 - {(1-d)(1-e)} = Combined Stated Tax Rate

      The symbols above represent the following factors:

      d = Stated federal tax rate (e.g., federal income tax rate for an individual in the 39.6% federal tax bracket filing singly).
      e = Stated California State tax rate (e.g., for an individual in the
          39.6% federal and 11.00% state tax bracket filing singly).



       Example:   1 - {(1 - .3960)(1 - 0.1100)} = 46.24%